As filed with the Securities and Exchange Commission on December 13, 2012

File No. 333-175827
File No. 333-135968
File No. 333-69175

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-175827
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-135968
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-69175
UNDER THE SECURITIES ACT OF 1933

THE SAVANNAH BANCORP, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation or organization)

58-1861820
(I.R.S. Employer Identification No.)

25 Bull Street Savannah, GA	31401
(Address of Principal Executive Offices)	(Zip Code)

The Savannah Bancorp, Inc. Employee Savings and Profit Sharing Plan
The Savannah Bancorp, Inc. 1995 Incentive Stock Option Plan
The Savannah Bancorp, Inc. 2005 Omnibus Stock Ownership and Long Term Incentive Plan
The Savannah Bancorp, Inc. 2005 Employee Stock Purchase Plan
The Savannah Bancorp, Inc. Organizers' Option Shares
  The Savannah Bancorp, Inc. Employee Incentive Stock Option Plan
Options Assumed in Conjunction with the Acquisition of Bryan Bancorp of Georgia, Inc.
 (Full titles of the plans)

John C. Helmken II President and Chief Executive Officer The Savannah Bancorp, Inc. 25 Bull Street Savannah, GA 31402 (912) 629-6486	With copies to: Mark Kanaly Alston & Bird LLP Atlantic Center Plaza 1201 W. Peachtree Street, NW Atlanta, Georgia 30309-3424 (404) 881-7000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

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TERMINATION OF REGISTRATION

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (the “Registration Statements”), filed by The Savannah Bancorp, Inc., a Georgia corporation (the “Company”) with the Securities and Exchange Commission:

•
Registration No. 333-175827 filed on Form S-8 on July 27, 2011, which registered the offering of 100,000 shares of the Company’s common stock, par value $1.00 (“Common Stock”) and an indeterminate number of plan interests;

•	Registration No. 333-135968 filed on Form S-8 on July 21, 2006, which registered the offering of 376,250 shares of Common Stock; and

•	Registration No. 333-69175 filed on Form S-8 on December 18, 1998, which registered the offering of 201,925 shares of Common Stock;

On August 7, 2012, the Company entered into an agreement and plan of merger with SCBT Financial Corporation (“SCBT”), pursuant to which it will merge with and into SCBT (the “Merger”), with SCBT continuing as the surviving corporation.

In connection with the Merger, the offerings of Common Stock and, with respect to Registration No. 333-175827, plan interests, pursuant to the Registration Statements have been terminated. The Registrant hereby removes from registration any of the securities registered under the Registration Statements that remain unsold under the above listed Registration Statements as of the filing date of these Post-Effective Amendments.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Savannah, state of Georgia, on this 20th day of November, 2012.

THE SAVANNAH BANCORP, INC.

             By: /s/ John C. Helmken II
John C. Helmken II
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ John C. Helmken II John C. Helmken II	President and Chief Executive Officer (Principal Executive Officer)	November 20, 2012
/s/ Michael W. Harden Michael W. Harden	Chief Financial Officer (Principal Financial and Accounting Officer)	November 20, 2012
_________________________ Francis A. Brown	Director
/s/ Russell W. Carpenter Russell W. Carpenter	Director	November 26, 2012
/s/ Clifford H. Dales Clifford H. Dales	Director	November 26, 2012
/s/ Robert H. Demere, Jr. Robert H. Demere, Jr.	Director	November 20, 2012
/s/ Berryman W. Edwards, Jr. Berryman W. Edwards, Jr.	Director	November 20, 2012
/s/ L. Carlton Gill L. Carlton Gill	Director	November 20, 2012
/s/ Jerry O’Dell Keith Jerry O’Dell Keith	Director	November 20, 2012

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/s/ J. Curtis Lewis III J. Curtis Lewis III	Director	November 20, 2012
/s/ Aaron M. Levy Aaron M. Levy	Director	November 28, 2012
/s/ M. Lane Morrison M. Lane Morrison	Director	November 20, 2012
/s/ James Toby Roberts, Sr. James Toby Roberts, Sr.	Director	November 20, 2012
/s/ James W. Royal, Sr. James W. Royal, Sr.	Director	November 20, 2012

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